UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 22, 2005

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On April 22, 2005, Mr. Daniel Starks, Chairman, President and CEO of St. Jude Medical, Inc. (the “Company”) entered into a sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and times.

Mr. Stark’s plan provides for the exercise of an option for 360,000 shares on May 31, 2006, and subsequent sale of the shares during the period from May 31, 2006 through June 2, 2006 at market price. The counterparty to Mr. Starks’s plan is Citigroup – Smith Barney.

Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company nor to report modifications, terminations, transactions or other activities under Mr. Stark’s plan or any such future plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: April 25, 2005	By:	/s/ Kevin T. O’Malley

Kevin T. O’Malley Vice President and General Counsel